Exhibit 1.1

FANTEX, INC.

[●]

Fantex Sports Portfolio 1 Units

UNDERWRITING AGREEMENT

[●], 2016

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

As Representative of the

several Underwriters listed

in Schedule I hereto

Ladies and Gentlemen:

Fantex, Inc. (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”) an aggregate of [●] (the “Firm Units”) of the Company’s Fantex Sports Portfolio 1 Units, each such unit consisting of [●] shares of Fantex Series Vernon Davis Convertible Tracking Stock, par value $0.0001 per share, [●] shares of Fantex Series EJ Manuel Convertible Tracking Stock, par value $0.0001 per share, [●] shares of Fantex Series Mohamed Sanu Convertible Tracking Stock, par value $0.0001 per share, [●] shares of Fantex Series Alshon Jeffery Convertible Tracking Stock, par value $0.0001 per share, [●] shares of Fantex Series Michael Brockers Convertible Tracking Stock, par value $0.0001 per share, [●] shares of Fantex Series Jack Mewhort Convertible Tracking Stock, par value $0.0001 per share, and [●] shares of Fantex Series Professional Sports Convertible Tracking Stock, par value $0.0001 per share (together, the “Underlying Shares”).  The Representative hereby agrees to act as the “qualified independent underwriter” for this offering within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”).  The Company also proposes to sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Units, at the option of the Underwriters, up to an additional [●] units (the “Option Units”).  The Firm Units and the Option Units are hereinafter referred to collectively as the “Units.”  The Underlying Shares are convertible at the option of the Company into shares (the “Conversion Shares”) of platform common stock, par value $0.0001 per share, of the Company (the “Platform Common Stock”).  The Representative hereby represents, warrants and confirms that in its capacity acting as the qualified independent underwriter it has participated in the preparation of the Registration Statement (as defined below) and the Prospectus (as defined below) and has exercised the usual standards of due diligence with respect thereto.

The Company and Fantex Holdings, Inc. (the “Parent”) hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Units, as follows:

1. Each of the Company and the Parent represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date (each, as defined herein), if any:

(a) A registration statement on Form S-1 (File No: 333-208184) in respect of the Units and one or more pre-effective amendments thereto (at the time it became effective, the “Initial Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430C under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Units that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus”; a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person is hereinafter called a “Broadly Available Road Show”; and all references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Pricing Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. From the time of initial filing of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(b) (1)  at the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Units are purchased, at each Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Units are purchased, at each Option Closing Date), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by the Representative expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by the Representative is that described as such in Section 9(b) hereof.  No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations; each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and each Broadly Available Road Show, when considered together with the Pricing Disclosure Package, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) For the purposes of this Underwriting Agreement (this “Agreement”), the “Applicable Time” is [●] [A/P].M. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus listed on Schedule II(a) hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(d) The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register the Units and the Platform Common Stock issuable upon conversion of the Underlying Shares, and such registration statement has been declared effective. At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act;

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, considered as one enterprise;

(f) The Parent has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock of the Parent has been duly and validly authorized and issued, is fully paid and non-assessable, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(g) Each subsidiary of the Company (each a “Subsidiary” and, collectively, together with the Parent, the “Affiliated Companies”) has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company and the Affiliated Companies, considered as one enterprise; all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Affiliated Companies, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(h) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Pricing Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights;

(i) The Units and the Underlying Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof contained in the Prospectus; and the issuance of such Units and the Underlying Shares is not subject to any preemptive or similar rights;

(j) The Underlying Shares will be convertible at the option of the Company into shares of Platform Common Stock in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company and the applicable Certificate of Designation; the Conversion Shares will prior to issuance be duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such Conversion Shares, when issued upon such conversion will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description of the Platform Common Stock in the Prospectus.

(k) This Agreement has been duly authorized, executed and delivered by each of the Company and the Parent;

(l) The issue and sale of the Units, the issuance of Conversion Shares upon conversion of the Underlying Shares, the execution of this Agreement by the Company and the Parent and the compliance by the Company and the Parent with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Affiliated Companies is a party or by which the Company or any of the Affiliated Companies is bound or to which any of the property or assets of the Company or any of the Affiliated Companies is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws (or other organization documents) of the Company or any of the Affiliated Companies or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Affiliated Companies or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Units, the issuance of the Conversion Shares upon conversion of the Underlying Shares or the consummation by the Company and the Parent of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Units and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters;

(m) Deloitte & Touche LLP, who has certified certain financial statements of the Company, is an independent public accountant as required by the Securities Act and the Rules and Regulations.  The financial statements of the Company (excluding for the avoidance of doubt the audited Statement of Cash Receipts from Included Contracts, which are addressed below), together with related schedules and notes, included in and incorporated by reference in the Registration Statement and the Pricing Prospectus comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Pricing Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement.  The audited Statements of Cash Receipts from Included Contracts, together with related schedules and notes, included in the Registration Statement and the Pricing Prospectus comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the cash receipts from included contracts subject to the Second Amended and Restated Brand Agreement effective as of February 28, 2013 by and between Arian Foster, The Ugly Duck, LLC and the Company, the Brand Agreement effective as of October 30, 2013 by and between Vernon Davis, The Duke Marketing LLC and the Company, the Brand Agreement effective as of February 14, 2014 by and between Erik R. Manuel, Jr., Kire Enterprises LLC and the Company, the Brand Agreement effective as of September 18, 2014 by and between Alshon Jeffery, Ben and Jeffery Inc. and the Company, the Brand Agreement effective as of May 14, 2014 by and between Mohamed Sanu and the Company, the Brand Agreement effective as of January 9, 2015 by and between Michael Brockers, Brockers Marketing LLC, and the Company, the Brand Agreement effective as of March 26, 2015 by and between Kendall Wright and the Company, the Brand Agreement effective as of March 26, 2015 by and between Jack Mewhort and the Company, the Brand Agreement effective as of March 26, 2015 by and between Kendall Wright and the Company, the Brand Agreement effective as of September 10, 2015 by and between Andrew Heaney and the Company, the Brand Agreement effective as of September 17, 2015 by and between Terrance Williams and the Company, and the Brand Agreement

effective as of September 23, 2015 by and between Ryan Shazier and the Company, as applicable, on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

(n) Neither the Company nor any Affiliated Company has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company or any of the Affiliated Companies, (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Affiliated Companies, considered as one enterprise, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Affiliated Companies, whether or not in the ordinary course of business, which are material to the Company and its Subsidiaries, considered as one enterprise or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus;

(o) Neither the Company nor any of the Affiliated Companies is (1) in violation of its certificate of incorporation or bylaws (or other organization documents) or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Affiliated Companies, or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Affiliated Companies, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Affiliated Companies is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise;

(p) Each of the Company and each Affiliated Company has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Affiliated Company are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;

(q) There are no legal or governmental proceedings pending to which the Company or any of the Affiliated Companies is a party or of which any property of the Company or any of the Affiliated Companies is the subject which, if determined adversely to the Company or the Affiliated Company, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Pricing Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(r) The Company and the Affiliated Companies possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by the Company and its Subsidiaries; the Company and the Affiliated Companies are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect; except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise; and neither the Company nor any Affiliated Company has received any notice of proceedings relating to the revocation or material modification of any such Permits;

(s) The Company and the Affiliated Companies own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on the businesses of the Company and its Subsidiaries as described in the Pricing Prospectus, and neither the Company nor any Affiliated Company has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise;

(t) No material labor dispute with the employees of the Company or the Affiliated Companies exists, or, to the knowledge of the Company, is imminent.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Affiliated Company’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise;

(u) The Company and the Affiliated Companies are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Affiliated Company has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Affiliated Company will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and the Affiliated Companies, considered as one enterprise;

(v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(w) Since the date of the latest audited financial statements included in the Pricing Prospectus, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Affiliated Companies to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Affiliated Companies, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(x) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective;

(y) All United States federal income tax returns of the Company and the Affiliated Companies required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Affiliated Companies have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Affiliated Company except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  The charges, accruals and reserves on the books of the Company and the Affiliated Companies in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(z) There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Pricing Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;

(aa) Neither the Company nor any of the Affiliated Companies is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise; and the Company is not aware of any pending investigation which might lead to such a claim;

(bb) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Affiliated Company for employees or former employees of the

Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise.  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;

(cc) Neither the Company nor any of its Affiliated Companies, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Affiliated Companies, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(dd) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the and the rules and regulations promulgated in connection therewith have been applicable to the Company, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(ee) There are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

(ff) Neither the Company nor any of its Affiliated Companies is and, after giving effect to the offering and sale of the Units as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Prospectus, or upon issuance of the Conversion Shares upon conversion of the Underlying Shares, neither the Company nor any of its Affiliated Companies will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(gg) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of distribution of the Units, will not distribute any offering materials in connection with the offering and sale of the Units, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 5(p) – (r) hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Units.  The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone to engage in Testing-the-Waters Communications.  The Company has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act;

(hh) The statistical and market and industry-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;

(ii) Except as set forth in the Registration Statement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement and the transactions contemplated pursuant to any Prospectus. The purchasers of the Units (the “Purchasers”) shall have no obligation with respect to any fees arising under this Agreement or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement and the transactions contemplated pursuant to any Prospectus;

(jj) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;

(kk) No approval of the shareholders of the Company is required for the Company to issue and deliver the Units to the Purchasers; and

(ll) The Parent and its subsidiaries, including Fantex Brokerage Services, LLC (“FBS”) and the Company, are not, nor is any person directly or indirectly controlling, controlled by or under common control of any of them, subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act or a disqualification that would be a basis for censure, limitations on the activities, functions, or operations of, or suspension or revocation of the registration of FBS as a broker-dealer or an alternative trading system, and there is no reasonable basis for a proceeding or investigation, whether formal or informal, preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

2. Upon the terms and subject to the conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[●] per Unit (the “Offering Price”), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Units as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Offering Price, the number of Option Units (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the number of Option Units as to which such election shall have been exercised, by a fraction, the numerator of which is the aggregate number of Firm Units to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Units to be purchase by all of the Underwriters from the Company hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [●] Option Shares, at the Offering Price, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares.  The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representative but in no event earlier than the Closing Date or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. It is understood that the several Underwriters propose to offer the Units for sale to the public upon the terms and conditions set forth in the Prospectus.

4. The Company will deliver the Units to the Representative through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company at the office of Cooley LLP, 101 California Street, 5th Floor, San Francisco, California 94111, at [●] A.M., New York time, on [●], 2016, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date”.  For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Units.

Each time for the delivery of and payment for the Option Units, being herein referred to as an “Option Closing Date”, which may be the Closing Date, shall be determined by the Representative as provided above.  The Company will deliver the Option Units being purchased on each Option Closing Date to the Representative through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company at the above office of Cooley LLP, 101 California Street, 5th Floor, San Francisco, California 94111, at [●] A.M., New York time on the applicable Option Closing Date.

5. The Company covenants and agrees with each of the Underwriters as follows:

(a) The Company, subject to Section 5(b) below, will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representative immediately, and confirm the notice in writing (which may be by email), (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representative with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission relating to this offering or the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes; and (v) if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Units within the meaning of the Securities Act and (B) completion of the 180-day restricted period referred to in Section 5(j) hereof.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) The Company will use its best efforts to qualify the Units for offering and sale under the securities laws of such jurisdictions within the United States as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that nothing in this Section shall require the Company to (i) qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation if it is otherwise not so subject.

(d) The Company has furnished or will deliver to the Representative, without charge, three (3) signed copies of the Initial Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also, upon your  request, deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Units under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the Prospectus.  If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Units under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a Purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request.  The Company will provide the Representative with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.

(g) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(h) The Company will use the net proceeds received by it from the sale of the Units in the manner specified in the Pricing Prospectus under the heading “Use of Proceeds”.

(i) The Company will use its best efforts to effect and maintain the listing of the Units on the NYSE MKT LLC (“NYSE MKT”).  The Company will promptly notify the Representative of any censure, limitations on the activities, functions, or operations of, or suspension or revocation of the registration of FBS as a broker-dealer or an alternative trading system, and any proceeding or investigation, whether formal or informal, preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

(j) During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Units or any securities convertible into or exercisable or exchangeable for Units or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Units or such other securities, in cash or otherwise, other than the Units to be sold hereunder.

(k) If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a “lock-up” agreement described in Section 8(k) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(l) The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Units under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(m) The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.

(n) During a period of five years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that the Company will be deemed to have furnished such reports and financial statements to the extent they are filed on EDGAR.

(o) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule

462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(p) If so requested by the Representative, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representative an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Units. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions:  (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the Representative and the other Underwriters to offerees and Purchasers of the Units, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally).  The Company hereby confirms that, if so requested by the Representative, it has included or will include in the Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(q) The Company represents and agrees that, without the prior consent of each of the Representative, it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Units that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(a) hereto;

(r) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.  The Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(s) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or, when considered together with the information in the Pricing Prospectus and other Issuer Free Writing Prospectuses, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to the Representative an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein; and

(t) Prior to converting of any of the Underlying Shares into shares of Platform Common Stock, (1) the Company will authorize and reserve, free of preemptive rights, a sufficient number of shares of Platform Common Stock for the purpose of enabling the Company to satisfy its obligation to issue Conversion Shares upon conversion of the Underlying Shares.
6. FBS covenants and agrees with each of the Company and the Representative as follows:

(a) With respect to FBS’ participation in the offer and sale of the Units (including, without limitation any resales and transfers of Units), FBS agrees to comply with all applicable requirements of (i) the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the Exchange Act rules and regulations and all other federal rules and regulations applicable to this offering and the sale of the Units, (ii) all applicable state securities or blue sky laws and (iii) FINRA Rules applicable to this offering.

(b) FBS has taken steps designed to prevent any Prohibited Investor that is an FBS Accountholder (as each such term is defined in that certain Letter of Understanding, dated August 28, 2015, by and among the Company, FBS, the Office of the Commissioner of Baseball and the Major League Baseball Players Association) from purchasing or beneficially owning Units.

7. The Company covenants and agrees with the Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all reasonable and documented out-of-pocket expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and any dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Units and the Conversion Shares; (iv) all expenses in connection with the qualification of the Units and Conversion Shares for offering and sale under state securities laws as provided in Section 5(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (including the related fees and expenses of counsel for the Underwriters, to a maximum of $2,500); (v) all fees and expenses in connection with listing the Units on the NYSE MKT; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters, in connection with, securing any required review by FINRA of the terms of the sale of the Units and Conversion Shares, not to exceed $50,000 in the aggregate; (vii) all fees and expenses in connection with the issuance and delivery of the Units and Conversion Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Units and Conversion Shares; (viii) the cost and charges of any transfer agent or registrar; (ix) the transportation and other expenses in connection with presentations to prospective purchasers of Units, including on any “road show” undertaken in connection with the marketing of the Units; and (x) all other reasonable and documented costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7.

8. The sale and purchase of the Units on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) The representations and warranties of the Company and FBS contained herein are each true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and each of the Company and FBS shall each have complied with all agreements and all conditions on their respective parts to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c) (i) Neither the Company nor any Affiliated Company shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock or long-term debt of the Company or (2) there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.

(d) (i) the Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representative, to the effect (1) set forth in Section 8(b) (with respect to the respective representations, warranties, agreements and conditions of the Company), (2) that none of the situations set forth in clause (i) or (ii) of Section 8(c) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission and (ii) the Company and the Representative shall have received on and as of the Closing Date, a certificate of an executive officer of FBS to the effect (1) set forth in Section 8(b) (with respect to the respective representations, warranties, agreements and conditions of FBS), (2) that none of the situations set forth in clause (i) or (ii) of Section 8(c) shall have occurred with respect to FBS and (3) that no stop order suspending the effectiveness of the alternative trading system operated by FBS has been issued and to the knowledge of FBS, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission or FINRA;

(e) On the Closing Date or the Option Closing Date, as the case may be, Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representative their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A.

(f) On the date of this Agreement and, if applicable, the effective date of the most recently filed post-effective amendment to the Registration Statement, Deloitte & Touche LLP shall have furnished to the Representative a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) On the Closing Date or the Option Closing Date, as the case may be, the Representative shall have received from Deloitte & Touche LLP a letter, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that it reaffirms the statements made in the letter or letters furnished pursuant to Section 8(f), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or the Option Closing Date, as the case may be.

(h) On the Closing Date or the Option Closing Date, as the case may be, Cooley LLP, counsel for the Underwriters, shall have furnished to the Representative its favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Units, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as it may reasonably request to enable it to pass upon such matters.

(i) On the date of this Agreement, the effective date of the most recently filed post-effective amendment to the Registration Statement, if applicable, and on the Closing Date or the Option Closing Date, as the case may be, the Company shall have furnished to the Representative a certificate signed by the Chief Financial Officer of the Company, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representative, with respect to certain financial information contained in the Registration Statement and the Prospectus.

(j) Each of the Units to be delivered on the Closing Date or the Option Closing Date, as the case may be, shall have been listed for trading on the NYSE MKT, subject to official notice of issuance.

(k) The Representative shall have received “lock-up” agreements, each substantially in the form of Exhibit B hereto, from each officer and director of the Company and such agreements shall be in full force and effect on the Closing date or the Option Closing Date, as the case may be.

(l) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions. In addition, the Company shall, if requested by the Representative, make or authorize the Representative’s counsel to make on the Company’s behalf, an Issuer Filing with FINRA pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(m) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, NYSE MKT, NASDAQ Global Market or in any over-the-counter market; (ii) a suspension or material limitation in trading in the Company’s securities on any exchange, over-the-counter market or alternative trading system; (iii) a general moratorium on commercial banking activities declared by any of Federal, Maryland or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of FBS makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;

(n) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Units and the Conversion Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Units or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(o) Prior to the Closing Date or the Option Closing Date, as the case may be, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(p)On or prior to the Closing Date, the repurchase of the Initial Shares (as such term is defined in the Repurchase Agreements (as defined below)) by the Company pursuant to those certain Stock Repurchase Agreements, by and between the Company and each of David Beirne, Cornell French, Lily Beirne, Joshua Levine and Bruce Dunlevie (the “Repurchase Agreements”) shall have been consummated.

(p) On or prior to each Option Closing Date, if any, the repurchase of the Additional Shares (as such term is defined in the Repurchase Agreements) by the Company pursuant to the Repurchase Agreements shall have been consummated.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 11, by the Representative by notice to the Company at any time at or prior to the Closing Date or the Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 11.

9. (a)Each of the Company and the Parent, jointly and severally, hereby agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and the Parent will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing

Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, in reliance upon and in strict conformity with written information furnished to the Company or the Parent by or on behalf of any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 9(b) below.

Each of the Company, FBS and the Parent, jointly and severally, also hereby agree to indemnify and hold harmless the Representative, its affiliates, directors and officers and each person, if any, who controls the Representative within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject as a result of the Representative’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 of FINRA in connection with the offering of the Units; provided, however, that the Company, FBS and the Parent will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense results from the Representative’s willful misconduct.

(a) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company, by or on behalf of such Underwriter through the Representative, expressly for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus: [[●]”.]

(b) Promptly after receipt by an indemnified party under Section 9(a) or 9(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party).  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 9(a), shall be selected by the Representative, provided, however that if indemnity may be sought pursuant to the second paragraph of Section 9(a) above in respect of such proceeding, then in addition to such separate firm of the indemnified parties, their affiliates and such control persons of the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm for the Representative in its capacity as a “qualified independent underwriter”, its affiliates, directors, officers and all persons, if any, who control the Representative within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(c) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, including the Representative in its capacity as a “qualified independent underwriter”, on the other from the offering of the Units.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters, including the Representative in its capacity as a “qualified independent underwriter”, on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters, including the Representative in its capacity as a “qualified independent underwriter”, on the other from the offering of the Units shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus.  The relative benefits received by the Representative in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121) shall be deemed to be equal to the compensation received by the Representative for acting in such capacity.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters, including the Representative in its capacity as a “qualified independent underwriter”, on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d).  The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Representative, in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121), shall in no event be required to contribute any amount in excess of the amount the compensation received by the Representative for acting in such capacity exceeds the amount of any damage which the Representative has otherwise been required to pay by reason of the Representative’s acting in such capacity in connection with the offering contemplated by this Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section to contribute are several in proportion to their respective underwriting obligations and not joint.

(d) The obligations of the parties to this Agreements contained in this Section are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. If any Underwriter or Underwriters default in its or their obligations to purchase Units hereunder on the Closing Date or any Option Closing Date and the aggregate number of Units that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Units that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representative may make arrangements satisfactory to the Company for the purchase of such Units by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Units that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be.  If any Underwriter or Underwriters so default and the aggregate number of Units with respect to which such default or defaults occur exceeds 10% of the total number of Units that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representative and the Company for the purchase of such Units by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 12, without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 12.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date or the relevant Option

Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11. Notwithstanding anything herein contained, this Agreement (or the obligations of the Several Underwriters with respect to any Option Shares that have yet to be purchased) may be terminated, subject to the provisions of Section 12, in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market or any over-the-counter market shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental or regulatory authority, (b) trading of any securities of or guaranteed by the Company or any Affiliated Company shall have been suspended on any exchange, in any over-the-counter market or on an alternative trading system, (c) a general moratorium on commercial banking activities in New York or Maryland shall have been declared by Federal, New York State or Maryland State authorities or a new restriction materially adversely affecting the distribution of the Units or the Conversion Shares issuable upon conversion of the Underlying Shares, as the case may be, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of FBS, impracticable to market the Units to be delivered on the Closing Date or the Option Closing Date, as the case may be, or to enforce contracts for the sale of the Units.

If this Agreement is terminated pursuant to this Section 11, such termination will be without liability of any party to any other party except as provided in Section 12 hereof.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company, Parent, or their officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, Parent, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Units.  If this Agreement is terminated pursuant to Section 8, 10 or 11 or if for any reason the purchase of any of the Units by the Underwriters is not consummated, the Company and the Parent shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 7, the respective obligations of the Company, the Parent and the Underwriters pursuant to Section 9 and the provisions of Sections 12, 13 and 16 shall remain in effect and, if any Units have been purchased hereunder the representations and warranties in Section 1 and all obligations under Sections 5, 6 and 7 shall also remain in effect.  If this Agreement shall be terminated by the Underwriters, or any of them, under Section 8 or otherwise because of any failure or refusal on the part of the Company or the Parent to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Parent shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

13. This Agreement shall inure to the benefit of and be binding upon the Company, the Parent, the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns.  Nothing expressed or mentioned in this

Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  No Purchaser of Units from FBS shall be deemed to be a successor or assign by reason merely of such purchase.

14. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication.  Notices to FBS shall be given to FBS, 330 Townsend Street, Suite 234, San Francisco, CA 94107 (fax no.: (415) 592-5950); Attention: Marco Pellini.  Notices to the Underwriters shall be given to it at 1285 Avenue of the Americas, New York, NY 10019; Attention: Syndicate (fax no.: (212) 713-3371) and 520 Madison Avenue, New York, New York 10022, Attention: General Counsel. Notices to the Company and the Parent shall be given to them at 330 Townsend Street, Suite 234, San Francisco, CA 94107 (fax no.: (415) 592-5950); Attention: Cornell “Buck” French.

15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS. The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

17. The Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement, including the determination of the public offering price of the Units and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, and shall have no duties or liabilities to such parties by virtue of this Agreement or the retention of the Underwriters hereunder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriters has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or its respective stockholders, creditors, employees or any other party, in connection with such transaction or the process leading thereto, and hereby waives, to the fullest extent permitted by law, any such claims.

18. The Company acknowledges that the Underwriters’ research analysts and research department is required to be independent from their respective investment banking division and is subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment banking division.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by the Underwriters’ investment banking division.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transaction for its own account or the account of its customers and hold long or short positions in debt or equity securities of companies that may be the subject of the transactions contemplated by this Agreement.

19. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

20. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Parent and the Underwriters, or any of them, with respect to the subject matter hereof.

21. The Company, the Parent and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(Signature page follows)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Parent a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Parent, FBS and the Representative.

Very truly yours,

FANTEX, INC.

By:
Name:
Title:

FANTEX HOLDINGS, INC.

By:
Name:
Title:

FANTEX BROKERAGE SERVICES, LLC

By:
Name:
Title:

Accepted as of the date hereof:

UBS Securities llc

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Fantex Sports Portfolio 1 Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Units to be Purchased

UBS Securities LLC	[●]
Fantex Brokerage Services, LLC	[●]
TOTAL:	[●]

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

EXHIBIT A

Form of Opinion of Latham & Watkins LLP

1. The Company is a corporation duly incorporated under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus (in each case including the Incorporated Documents). With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in California.

2. Parent is a corporation duly incorporated under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that Parent is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in California.

3. The Company has an authorized capitalization as set forth under the caption “Description of Capital Stock” in the Prospectus, and:

a. The Units, when issued to and paid for by the Underwriter in accordance with the terms of the Underwriting Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and

b. The Shares have been duly authorized by all necessary corporate action of the Company, and, when issued to and paid for by the Underwriter (as part of the issuance and purchase of the Units), will be validly-issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

4. The Conversion Shares, when issued upon conversion of one or more of the Tracking Stocks comprising the Units, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

5. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of each of Parent and the Company, and the Underwriting Agreement has been duly executed and delivered by each of Parent and the Company.

6. The execution and delivery of the Underwriting Agreement by Parent and the Company, the issuance and sale of the Units by the Company to the Underwriter pursuant to the Underwriting Agreement, and the issuance of Conversion Shares by the Company upon the conversion of one or more of the Tracking Stocks comprising the Units, if converted as of the date hereof, do not on the date hereof:

(i)violate either the Parent’s or the Company’s Governing Documents;

(ii)result in the breach of or a default under any of the Specified Agreements;

(iii)violate any federal, New York or California statute, rule or regulation applicable to Parent or the Company or the DGCL; or

(iv)require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal, New York or California statute, rule or regulation applicable to the Company or the DGCL on or prior to the date hereof that have not been obtained or made.

7. The Registration Statement has become effective under the Act. With your consent, based solely on a review of the list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml on [●], 2016, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, and the Prospectus has been filed in accordance with Rule 424(b) and Rule 430C under the Act, and each Issuer Free Writing Prospectus listed on Schedule I(a) hereto has been filed in accordance with Rule 433(d) under the Act.

8. The Registration Statement at [●], 2016, including the information deemed to be a part thereof pursuant to Rule 430C under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S‑T or the financial statements, schedules, or other financial data, included in, incorporated by reference to, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

9. The statements in, or incorporated by reference to the Incorporated Documents, the Preliminary Prospectus, the Prospectus and the Registration Statement under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, and the statements in Part II of the Registration Statement under the caption “Indemnification of Directors and Officers,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal and California laws and the DGCL, as applicable, referred to therein, are accurate descriptions or summaries in all material respects.

10. The statements in the Preliminary Prospectus, the Prospectus and the Registration Statement under the caption set forth under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

11. The statements included in, or incorporated by reference to the Incorporated Documents, the Preliminary Prospectus, the Prospectus and the Registration Statement under the captions “Equity Compensation Plan Information,” “Executive Compensation Arrangements” and “Transactions with Related Persons,” insofar as they purport to describe or summarize certain provisions of the documents, are accurate descriptions or summaries in all material respects.

12. With your consent, based solely on a certificate from an officer of the Company as to factual matters and a review of the Specified Agreements, neither the Company nor the Parent is a party to any agreement that would require the inclusion in the Registration Statement of shares or other securities owned by any person or entity other than the Company or the Parent.

13. The Company is not, and immediately after giving effect to the sale of the Units in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940.

In addition:

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information.  Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Prospectus (or the Incorporated Documents) (except to the extent expressly set forth in the numbered paragraphs 9, 10 and 11 of our letter to you of even date), and have not made an independent check or verification thereof (except as aforesaid).  However, in the course of acting as counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Preliminary Prospectus, the Prospectus and the Incorporated Documents, we reviewed the Registration Statement, the Preliminary Prospectus, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus (and portions of certain of the Incorporated Documents) and related matters were discussed.  We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•

the Registration Statement (together with the Incorporated Documents at that time), at the time it became effective on [●], 2016, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•

the Preliminary Prospectus, as of [●] [p/a].m. Eastern Time on [●], 2016 (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•

the Prospectus, as of its date or as of the date hereof, together with the Incorporated Documents at those dates, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Prospectus or the Incorporated Documents.

EXHIBIT B

Lock-Up Agreement

Fantex, Inc.

300 Townsend Street, Suite 234

San Francisco, CA 94107

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Fantex, Inc. (the “Company”), Fantex Holdings, Inc. (the “Parent”), Fantex Brokerage Services, LLC (“FBS”) and the several underwriters named therein (the “Underwriters”).  As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of the Company’s Fantex Sports Portfolio 1 Units (“Units”), pursuant to a Registration Statement on Form S-1 (the “Registration Statement”), the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Units (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 180 day period being referred to herein as the “Lock-Up Period”), to which you are or expect to become parties, the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Units or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any Units or securities underlying, convertible into or exchangeable or exercisable for Units, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Units, whether any such aforementioned transaction is to be settled by delivery of Units or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of UBS Securities LLC (“UBS”), which consent may be withheld in UBS’s sole discretion.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Units that the undersigned may purchase in the proposed public offering; (ii) UBS agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Units, UBS will notify the Company of the impending release or waiver, and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by UBS hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The foregoing restrictions shall not apply to bona fide gifts by the undersigned or to transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), in each case provided that (a) each resulting transferee of the Company’s securities executes and delivers to UBS an agreement satisfactory to UBS certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto and (b) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or family member), such securities shall remain subject to the restrictions contained in this Agreement.

The foregoing restrictions shall not apply to securities sold to the Company pursuant to those certain Share Repurchase Agreements in substantially the form filed as Exhibit 10.10d to the Registration Statement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of the Company’s securities if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such securities owned or beneficially owned by the undersigned.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules.  This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before the earlier of the withdrawal of the Registration Statement or December 31, 2016.

Very truly yours,

Printed Name:
Date:

EXHIBIT C

Form of Press Release

Fantex, Inc.
[Date]

Fantex, Inc. announced today that UBS Securities LLC, the sole book-running managing underwriter in the Company’s recent public offering of  _______ Fantex Sports Portfolio 1 Units, is [waiving] [releasing] a lock-up restriction with respect to _________ of the Company’s ________ held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on  _________,          2016, and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.